Exhibit 4-3




                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY


                                       and



                      FIRST UNION NATIONAL BANK, as Trustee



                                    INDENTURE


                            Dated as of June 1, 1996


                          Providing for the Issuance of
              Deferrable Interest Subordinated Debentures in Series
                                    including


          _____% Deferrable Interest Subordinated Debentures, Series A

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions  . . . . . . . . . . . . . . . . . . . . . . . .    2
SECTION 1.02   Other Definitions  . . . . . . . . . . . . . . . . . . . . .    7
SECTION 1.03   Incorporation by Reference of Trust Indenture Act  . . . . .    7
SECTION 1.04   Rules of Construction  . . . . . . . . . . . . . . . . . . .    8
SECTION 1.05   Acts of Holders and Holders of Preferred Securities  . . . .    8

                                    ARTICLE 2
                     THE DEBENTURES; THE SERIES A DEBENTURES

SECTION 2.01   Issue of Debentures Generally  . . . . . . . . . . . . . . .    9
SECTION 2.02   Terms and Form of the Series A Debentures  . . . . . . . . .   11
SECTION 2.03   Payment of Principal and Interest  . . . . . . . . . . . . .   12
SECTION 2.04   Execution, Authentication and Delivery . . . . . . . . . . .   14
SECTION 2.05   Registrar and Paying Agent . . . . . . . . . . . . . . . . .   16
SECTION 2.06   Paying Agent to Hold Money in Trust  . . . . . . . . . . . .   16
SECTION 2.07   Debentureholder Lists  . . . . . . . . . . . . . . . . . . .   17
SECTION 2.08   Transfer and Exchange  . . . . . . . . . . . . . . . . . . .   17
SECTION 2.09   Replacement Debentures . . . . . . . . . . . . . . . . . . .   18
SECTION 2.10   Outstanding Debentures; Determinations of
               Holders' Action  . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 2.11   Temporary Debentures . . . . . . . . . . . . . . . . . . . .   19
SECTION 2.12   Book-Entry System  . . . . . . . . . . . . . . . . . . . . .   20
SECTION 2.13   Cancellation . . . . . . . . . . . . . . . . . . . . . . . .   21

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01   Redemption: Notice to Trustee  . . . . . . . . . . . . . . .   22
SECTION 3.02   Selection of Debentures to be Redeemed . . . . . . . . . . .   22
SECTION 3.03   Notice of Redemption . . . . . . . . . . . . . . . . . . . .   22
SECTION 3.04   Effect of Notice of Redemption . . . . . . . . . . . . . . .   23
SECTION 3.05   Deposit of Redemption Price  . . . . . . . . . . . . . . . .   23
SECTION 3.06   Debentures Redeemed in Part  . . . . . . . . . . . . . . . .   24

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01   Payment of Debentures  . . . . . . . . . . . . . . . . . . .   24
SECTION 4.02   Prohibition Against Dividends  . . . . . . . . . . . . . . .   25
SECTION 4.03   SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 4.04   Compliance Certificates  . . . . . . . . . . . . . . . . . .   25
SECTION 4.05   Further Instruments and Acts . . . . . . . . . . . . . . . .   26
SECTION 4.06   Payments for Consents  . . . . . . . . . . . . . . . . . . .   26
SECTION 4.07   Payment of Expenses of Trust I . . . . . . . . . . . . . . .   26

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

SECTION 5.01   When the Company May Merge . . . . . . . . . . . . . . . . .   27

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01   Events of Default  . . . . . . . . . . . . . . . . . . . . .   27
SECTION 6.02   Acceleration . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 6.03   Other Remedies . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 6.04   Waiver of Past Defaults  . . . . . . . . . . . . . . . . . .   30
SECTION 6.05   Control by Majority  . . . . . . . . . . . . . . . . . . . .   31
SECTION 6.06   Limitation on Suits  . . . . . . . . . . . . . . . . . . . .   31
SECTION 6.07   Rights of Holders to Receive Payment . . . . . . . . . . . .   32
SECTION 6.08   Collection Suit by the Trustee . . . . . . . . . . . . . . .   32
SECTION 6.09   The Trustee May File Proofs of Claim . . . . . . . . . . . .   32
SECTION 6.10   Priorities . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 6.11   Undertaking for Costs  . . . . . . . . . . . . . . . . . . .   33
SECTION 6.12   Waiver of Stay . . . . . . . . . . . . . . . . . . . . . . .   34


                                    ARTICLE 7
                                   THE TRUSTEE

SECTION 7.01   Duties of the Trustee  . . . . . . . . . . . . . . . . . . .   34
SECTION 7.02   Rights of the Trustee  . . . . . . . . . . . . . . . . . . .   35
SECTION 7.03   Individual Rights of the Trustee . . . . . . . . . . . . . .   36
SECTION 7.04   The Trustee's Disclaimer . . . . . . . . . . . . . . . . . .   36
SECTION 7.05   Notice of Defaults . . . . . . . . . . . . . . . . . . . . .   36
SECTION 7.06   Reports by Trustee to Holders  . . . . . . . . . . . . . . .   36
SECTION 7.07   Compensation and Indemnity . . . . . . . . . . . . . . . . .   37
SECTION 7.08   Replacement of Trustee . . . . . . . . . . . . . . . . . . .   38

SECTION 7.09   Successor Trustee by Merger  . . . . . . . . . . . . . . . .   39
SECTION 7.10   Eligibility: Disqualification  . . . . . . . . . . . . . . .   39
SECTION 7.11   Preferential Collection of Claims Against
               the Company  . . . . . . . . . . . . . . . . . . . . . . . .   39


                                    ARTICLE 8
                    SATISFACTION AND DISCHARGE OF INDENTURE;
               DEFEASANCE OF CERTAIN OBLIGATIONS; UNCLAIMED MONEYS


SECTION 8.01   Satisfaction and Discharge of Indenture  . . . . . . . . . .   39
SECTION 8.02   Application by Trustee of Funds Deposited for
               Payment of Debentures  . . . . . . . . . . . . . . . . . . .   41
SECTION 8.03   Repayment of Moneys Held by Paying Agent . . . . . . . . . .   41
SECTION 8.04   Return of Moneys Held by the Trustee and Paying
               Agent Unclaimed for Three Years  . . . . . . . . . . . . . .   41


                                    ARTICLE 9
                                   AMENDMENTS


SECTION 9.01   Without Consent of Holders . . . . . . . . . . . . . . . . .   41
SECTION 9.02   With Consent of Holders  . . . . . . . . . . . . . . . . . .   42
SECTION 9.03   Compliance with Trust Indenture Act  . . . . . . . . . . . .   43
SECTION 9.04   Revocation and Effect of Consents; Waivers and Actions . . .   43
SECTION 9.05   Notation on or Exchange of Debentures  . . . . . . . . . . .   44
SECTION 9.06   Trustee to Execute Supplemental Indentures . . . . . . . . .   44
SECTION 9.07   Effect of Supplemental Indentures  . . . . . . . . . . . . .   44


                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01  Debentures Subordinated to Senior Indebtedness . . . . . . .   45
SECTION 10.02  Priority and Payment of Proceeds in Certain
               Events: Remedies Standstill  . . . . . . . . . . . . . . . .   45
SECTION 10.03  Payments which May Be Made Prior to Notice . . . . . . . . .   46
SECTION 10.04  Rights of Holders of Senior Indebtedness Not to Be Impaired    46
SECTION 10.05  Trustee May Take Action to Effectuate Subordination  . . . .   47
SECTION 10.06  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 10.07  Obligations of Company Unconditional: Reinstatement  . . . .   48
SECTION 10.08  Trustee Entitled to Assume Payments Not Prohibited
               in Absence of Notice . . . . . . . . . . . . . . . . . . . .   48
SECTION 10.09  Right of Trustee to Hold Senior Indebtedness . . . . . . . .   49

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01  Trust Indenture Act Controls . . . . . . . . . . . . . . . .   49
SECTION 11.02  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 11.03  Communication by Holders with Other Holders  . . . . . . . .   50
SECTION 11.04  Certificate and Opinion as to Conditions Precedent . . . . .   51
SECTION 11.05  Statements Required in Certificate or Opinion  . . . . . . .   51
SECTION 11.06  Severability Clause  . . . . . . . . . . . . . . . . . . . .   51
SECTION 11.07  Rules by Trustee, Paying Agent and Registrar . . . . . . . .   52
SECTION 11.08  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 11.09  Governing Law  . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 11.10  No Recourse Against Others . . . . . . . . . . . . . . . . .   52
SECTION 11.11  Successors . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 11.12  Multiple Original Copies of this Indenture . . . . . . . . .   52
SECTION 11.13  No Adverse Interpretation of Other Agreements  . . . . . . .   53
SECTION 11.14  Table of Contents: Headings  . . . . . . . . . . . . . . . .   53
SECTION 11.15  Benefits of the Indenture  . . . . . . . . . . . . . . . . .   53

                                     PSE&G Indenture
                      Certain Sections of this Indenture relating to
                             Sections 310 through 318 of the
                               Trust Indenture Act of 1939


Trust Indenture                                          Indenture
 Act Section                                               Section
- ---------------                                       ------------------

Sec. 310(a)(1)             . . . . . . . . . . . . .        7.10
     (a)(2)                . . . . . . . . . . . . .        7.10
     (a)(3)                . . . . . . . . . . . . .        Not Applicable
     (a)(4)                . . . . . . . . . . . . .        Not Applicable
     (a)(5)                . . . . . . . . . . . . .        Not Applicable
     (b)                   . . . . . . . . . . . . .        7.08; 7.10; 11.01
     (c)                   . . . . . . . . . . . . .        Not Applicable
Sec. 311(a)                . . . . . . . . . . . . .        7.11
     (b)                   . . . . . . . . . . . . .        7.11
     (c)                   . . . . . . . . . . . . .        Not Applicable
Sec. 312(a)                . . . . . . . . . . . . .        2.07
     (b)                   . . . . . . . . . . . . .        11.03
     (c)                   . . . . . . . . . . . . .        11.03
Sec. 313(a)                . . . . . . . . . . . . .        7.06
     (b)(1)                . . . . . . . . . . . . .        Not Applicable
     (b)(2)                . . . . . . . . . . . . .        7.06
     (c)                   . . . . . . . . . . . . .        7.06; 11.02
     (d)                   . . . . . . . . . . . . .        7.06
Sec. 314(a)                . . . . . . . . . . . . .        4.03; 11.02
     (b)                   . . . . . . . . . . . . .        Not Applicable
     (c)(1)                . . . . . . . . . . . . .        2.02; 11.04; 11.05
     (c)(2)                . . . . . . . . . . . . .        2.02; 11.04; 11.05
     (c)(3)                . . . . . . . . . . . . .        Not Applicable
     (d)                   . . . . . . . . . . . . .        Not Applicable
     (e)                   . . . . . . . . . . . . .        11.05
     (f)                   . . . . . . . . . . . . .        Not Applicable
Sec. 315(a)                . . . . . . . . . . . . .        7.01(b)
     (b)                   . . . . . . . . . . . . .        7.05, 11.02
     (c)                   . . . . . . . . . . . . .        7.01(a)
     (d)                   . . . . . . . . . . . . .        7.01(c)
     (e)                   . . . . . . . . . . . . .        6.11
Sec. 316(a)(1)(A)          . . . . . . . . . . . . .        6.05
     (a)(1)(B)             . . . . . . . . . . . . .        6.04
     (a)(2)                . . . . . . . . . . . . .        Not Applicable
     (a)(last sentence)    . . . . . . . . . . . . .        2.10
     (b)                   . . . . . . . . . . . . .        6.07
     (c)                   . . . . . . . . . . . . .        1.05
Sec. 317(a)(1)             . . . . . . . . . . . . .        6.08
     (a)(2)                . . . . . . . . . . . . .        6.09
     (b)                   . . . . . . . . . . . . .        2.06
Sec. 318(a)                . . . . . . . . . . . . .        11.01
     (b)                   . . . . . . . . . . . . .        Not Applicable
     (c)                   . . . . . . . . . . . . .        11.01
__________________
     Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of June 1, 1996, by and between Public Service Electric and Gas Company, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), and First Union National Bank, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the "Trustee").

          WHEREAS, the Company may from time to time create or establish one or more statutory business trusts for the purpose of issuing undivided beneficial interests in the assets thereof (the "Trust Securities") and using the proceeds thereof to acquire the Company's Deferrable Interest Subordinated Debentures.

          WHEREAS, pursuant to an Amended and Restated Trust Agreement dated as of June 1, 1996 (the "Trust I Agreement") among the Company, as depositor, First Union National Bank, as Property Trustee (the "Property Trustee I"), the Delaware Trustee named therein and the Administrative Trustee named therein, there has been declared and established PSE&G Capital Trust I, a Delaware business trust ("Trust I").

          WHEREAS, Trust I intends to issue its Trust Securities, including its ____% Cumulative Quarterly Income Preferred Securities, Series A, representing undivided beneficial interests in the assets of Trust I, having a liquidation amount of $25 per security and having rights provided therefor in the Trust I Agreement (the "Series A Preferred Securities").


          WHEREAS, the Company has authorized the issuance of its ____% Deferrable Interest Subordinated Debentures, Series A (the "Series A Debentures") to be purchased by Trust I with the proceeds from the issuance and sale of its Trust Securities, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

          WHEREAS, all things necessary to make the securities issued hereunder, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, enforceable in accordance with its terms, have been done.


          NOW THEREFORE:

          Each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as hereinafter defined) of the securities issued hereunder, including the Series A Debentures:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01   Definitions.
                         -----------

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. When used with respect to any Person, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Board Resolution" means (i) a copy of a resolution certified by the Secretary or the Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee or (ii) a certificate signed by the authorized officer or officers to whom the Board of Directors has delegated its authority, and in each case, delivered to the Trustee.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York or the State of New Jersey are authorized or required by law or executive order to close.

          "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) corporate stock.

          "Company" means Public Service Electric and Gas Company, a New Jersey corporation, or any successor thereto.

          "Company Order" means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

          "Debentureholder" or "Holder" means a Person in whose name a Debenture is registered on the Registrar's books.

          "Debentures" shall mean any of the securities of any series issued, authenticated and delivered under this Indenture.

          "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default pursuant to Section 6.01 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Extension Period", with respect to any series of Debentures, means the period during which the Company may elect to extend the interest payment period on such series of the Debentures pursuant to Section 4.01(b) hereof; provided that no Extension Period shall extend beyond the Stated Maturity Date or the Redemption Date of any Debenture of such series.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.


          "Indebtedness" means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company; (ii) all Capital Lease Obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of any obligation, any letter of credit, banker's acceptance, security purchase facility or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business by the Company to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by the Company of a demand for reimbursement following payment on the applicable letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons (other than the Preferred Securities or similar securities) for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor or otherwise (other than the Series A Guarantee Agreement or obligations ranking pari passu with the Series A Guarantee Agreement); and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided, however, that

Indebtedness will not include endorsements of negotiable instruments for collection in the ordinary course of business.

          "Indenture" means this indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "Interest Payment Date", when used with respect to the Debentures of any series, means the stated maturity of any installment of interest on the Debentures of that series.

          "Issue Date", with respect to a series of Debentures, means the date on which the Debentures of such series are originally issued.

          "Officer" means, with respect to any corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such corporation.

          "Officer's Certificate" means a written certificate containing the applicable information specified in Sections 11.04 and 11.05 hereof, signed in the name of the Company by any one of its Officers, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion containing the applicable information specified in Sections 11.04 and 11.05 hereof, by legal counsel who is reasonably acceptable to the Trustee.

          "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, and interest on the Debentures of any series on behalf of the Company.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Predecessor Debentures" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and for purposes of this definition, any Debenture authenticated and delivered under Section 2.09 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

          "Preferred Securities" means the Cumulative Quarterly Income Preferred Securities of a Trust, representing undivided beneficial interests in the assets of such Trust.

          "Property Trustee I" means First Union National Bank and its successors and assigns, as property trustee under the Trust I Agreement.


          "Record Date", with respect to any series of the Debentures, means the Regular Record Date, the Special Record Date or any date set to determine the Holders of Debentures of such series entitled to vote, consent, make a request or exercise any other right associated with such Debentures.


          "Redemption Date", with respect to the Debentures of any series to be redeemed, means the date specified for the redemption thereof in accordance with the terms thereof and pursuant to Article 3 of this Indenture.

          "Redemption Price", with respect to the Debentures of any series to be redeemed, means the price at which such Debenture is to be redeemed in accordance with the terms thereof and pursuant to Article 3 of this Indenture.

          "Regular Record Date", with respect to an interest payment on the Debentures of a series, means the date set forth in this Indenture or the supplemental indenture creating such series for the determination of Holders entitled to receive payment of interest on the next succeeding Interest Payment Date.

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, amended.

          "Senior Indebtedness" means all Indebtedness, except for Indebtedness that is by its terms subordinated to or pari passu with the Debentures. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include the Company's Deferrable Interest Subordinated Debentures issued and outstanding from time to time under the Indenture dated as of November 1, 1994, as amended and supplemented, between the Company and First Fidelity Bank, National Association, as trustee, with which the Debentures are intended to be pari passu, or any Indebtedness between or among the Company and any Affiliate.

          "Series A Debentures" means any of the Company's ____% Deferrable Interest Subordinated Debentures, Series A issued under this Indenture.

          "Series A Guarantee Agreement" means the Guarantee Agreement dated as of June 1, 1996 from the Company, as guarantor, to First Union National Bank, as guarantee trustee, with respect to the Series A Preferred Securities.

          "Series A Preferred Securities" means the undivided beneficial interests in the assets of Trust I, having a liquidation amount of $25 per security and having rights provided therefor in the Trust I Agreement.


          "Special Record Date" for the payment of any Defaulted Interest on the Debentures of any series means the date determined pursuant to Section 2.03 hereof.


          "Stated Maturity Date", with respect to any Debenture, means the date specified for such Debenture as the fixed date on which the principal of such Debenture is due and payable.


          "Subsidiary" means any corporation, association, partnership, trust or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries, or (iii) one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture; provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.


          "Trust" means any statutory business trust created by the Company to issue Trust Securities and to use the proceeds from the sale thereof to purchase Debentures.


          "Trust I" means PSE&G Capital Trust I, a Delaware statutory business trust created under the Delaware Business Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sec. 3801, et seq.

          "Trust I Agreement" means the Amended and Restated Trust Agreement dated as of June 1, 1996, among the Company, as Depositor, First Union National Bank, as Property Trustee, the Delaware Trustee named therein and the Administrative Trustee named therein, as the same may be amended and modified from time to time.

          "Trust Officer", when used with respect to the Trustee, means any Senior Vice President, any Vice President, any Assistant Vice President, any Trust Officer, or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Trust Securities" means the undivided beneficial interests in the assets of a Trust.

          "Trustee" means First Union National Bank, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02   Other Definitions.
                         -----------------

     TERM                                                 DEFINED IN SECTION
     ----                                                 ------------------

     "Act"      . . . . . . . . . . . . . . . . . . . . . .     1.05
     "Bankruptcy Law" . . . . . . . . . . . . . . . . . . .     6.01
     "Custodian"  . . . . . . . . . . . . . . . . . . . . .     6.01
     "Defaulted Interest" . . . . . . . . . . . . . . . . .     2.03
     "Depositary" . . . . . . . . . . . . . . . . . . . . .     2.12
     "global Debenture" . . . . . . . . . . . . . . . . . .     2.12
     "Legal Holiday"  . . . . . . . . . . . . . . . . . . .    11.08
     "Notice of Default"  . . . . . . . . . . . . . . . . .     6.01
     "Register" . . . . . . . . . . . . . . . . . . . . . .     2.05
     "Registrar"  . . . . . . . . . . . . . . . . . . . . .     2.05
     "Successor"  . . . . . . . . . . . . . . . . . . . . .     5.01

          SECTION 1.03   Incorporation by Reference of Trust Indenture Act.
                         -------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Debentures.

          "indenture security holder" means a Debentureholder or Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the Debentures.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

               SECTION 1.04   Rules of Construction.
                              ---------------------

          Unless the context otherwise requires:

          (1)  Each capitalized term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including, without limitation;

          (5) words in the singular include the plural, and words in the plural include the singular; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          SECTION 1.05   Acts of Holders and Holders of Preferred Securities.
                         ---------------------------------------------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders or by holders of Preferred Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or holders of Preferred Securities, as applicable, in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders or holders of Preferred Securities signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

          (c)  The ownership of Debentures shall be proved by the Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

          (e) If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such Record Date, but only Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debentures shall be computed as of such Record Date.

                                    ARTICLE 2
                     THE DEBENTURES; THE SERIES A DEBENTURES

          SECTION 2.01   Issue of Debentures Generally.
                         -----------------------------

          The aggregate principal amount of any series of Debentures which may be authenticated and delivered under this Indenture is limited to the aggregate liquidation amount of the Trust Securities of the Trust purchasing such Debentures.

          The Debentures may be issued in one or more series as from time to time shall be authorized by the Board of Directors.

          The Debentures of each series and the Trustee's Certificate of Authentication shall be substantially in the forms to be attached as exhibits to the Indenture or supplemental indenture creating such series, but in the case of any series of Debentures other than the Series A Debentures, with such inclusions, omissions and variations as to letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which such Debentures may be listed, or to conform to usage.

          Other series of Debentures may differ from the Series A Debentures, and as and between series, in respect of any or all of the following matters:

          (a)  designation;

          (b) Stated Maturity Date or Dates, which may be serial and the Company's option, if any, to change the Stated Maturity Date or Dates;

          (c)  interest rate or method of determination of the interest rate;

          (d) the basis upon which interest shall be computed if other than a 360-day year composed of twelve 30-day months;

          (e)  Interest Payment Dates and the Regular Record Dates therefor;



          (f)  the maximum duration of the Extension Period;


          (g)  Issue Date or Dates and interest accrual provisions;

          (h)  authorized denominations;

          (i) the place or places for the payment of principal (and premium, if any) and interest;

          (j) the aggregate principal amount of Debentures of such series which may be issued;

          (k)  the optional and mandatory redemption provisions, if any;

          (l)  provisions, if any, for any sinking or analogous fund; and

          (m) any other provisions expressing or referring to the terms and conditions upon which the Debentures of such series are to be issued under this Indenture which are not in conflict with the provisions of this Indenture.

in each case as determined by the Board of Directors and specified in the supplemental indenture creating such series.

          SECTION 2.02   Terms and Form of the Series A Debentures.
                         -----------------------------------------


          (a) The Series A Debentures shall be designated "Public Service Electric and Gas Company, ____% Deferrable Interest Subordinated Debentures, Series A." The Series A Debentures and the Trustee's Certificate of Authentication shall be substantially in the form of Exhibit A attached hereto. The Series A Debentures shall initially be issued as global Debentures in accordance with the provisions of Section 2.12 of this Indenture, with The Depository Trust Company as Depositary. The terms and provisions contained in the Series A Debentures shall constitute, and are hereby expressly made, a part of this Indenture. The Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.


          (b) The aggregate principal amount of Series A Debentures outstanding at any time may not exceed $___________ except as provided in Section 2.09 hereof. The Series A Debentures shall be authenticated and delivered upon delivery to the Trustee of items specified in Section 2.04(d) hereof.

          (c)  The Stated Maturity Date of the Series A Debentures is
_________________.


          (d) The interest rate of the Series A Debentures is ____% per annum. The Interest Payment Dates for the Series A Debentures are March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1996. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of interest payable on such date will be made on the next day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The Regular Record Date for each Interest Payment Date for the Series A Debentures shall be the 15th day (whether or not a Business Day) of the last month of each calendar quarter, provided that if Trust I is the sole Holder of the Series A Debentures or the Series A Debentures are issued in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day immediately preceding such Interest Payment Date.


          Each Series A Debenture shall bear interest from its Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for with respect to such Series A Debenture; except that, so long as there is no existing Defaulted Interest (as defined in Section 2.03 hereof) or Extension Period on the Series A Debentures, any Series A Debenture authenticated by the Trustee between the Regular Record Date for any Interest Payment Date and such Interest Payment Date shall bear interest from such Interest Payment Date.

          Overdue principal of and interest on any Series A Debenture and interest which has been deferred pursuant to Section 4.01(b) hereof shall bear interest (to the extent that the payment of such interest shall be legally enforceable) at a rate per annum equal to the interest rate per annum payable on such Series A Debenture.

          (e) The Series A Debentures shall be issuable only in registered form without coupons and only in denominations of $25 and any integral multiple thereof.

          (f) The maximum Extension Period for the Series A Debentures shall be 20 consecutive quarters.

          SECTION 2.03   Payment of Principal and Interest.
                         ---------------------------------

          Unless otherwise specified pursuant to Section 2.01(d), interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months, and for any period shorter than thirty days, interest will be computed on the basis of the actual number of days elapsed in such period.

          Unless otherwise provided with respect to a series of Debentures,

        (i) the principal and Redemption Price of and interest on each Debenture shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts;


       (ii) the principal and Redemption Price of any Debenture and interest payable on the Stated Maturity Date (if other than an Interest Payment Date) or Redemption Date shall be payable upon surrender of such Debenture at the office or agency of any Paying Agent therefor; and

      (iii) interest on any Debenture shall be paid on each Interest Payment Date therefor to the Holder thereof at the close of business on the Record Date therefor, such interest to be payable by check mailed to the address of the Person entitled thereto as such address appears on the Register; provided however, that (1) at the written request of the Holder of at least $10,000,000 aggregate principal amount of Debentures received by the Registrar not later than the Regular Record Date for such Interest Payment Date, interest accrued on such Debenture will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such Holder specified in such request and entered on the Register by the Registrar and (2) payments made in respect of global Debentures shall be made in immediately available funds to the Depositary.


          Except as specified pursuant to Section 2.01 or Section 4.01(b) hereof, interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest. Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) and
(2) below:


               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall, not less than 15 Business Days prior to the date of the proposed payment, notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. The Special Record Date for the payment of such Defaulted Interest shall be the close of business on the tenth calendar day prior to the date of the proposed payment. The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to the Holders thereof, not less than 7 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).


               (2) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Paying Agent.

          Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

          SECTION 2.04   Execution, Authentication and Delivery.
                         --------------------------------------

          (a) The Debentures shall be executed on behalf of the Company by its Chairman, its President or one of its Vice Presidents, under its corporate seal imprinted or reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any such Officer on the Debentures may be manual or facsimile.

          (b) Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

          (c) No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a Certificate of Authentication duly executed by the Trustee by manual signature of a Trust Officer, and such Certificate of Authentication upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and made available for delivery hereunder.

          (d) The Trustee shall authenticate and deliver Debentures of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:


          (1) a Board Resolution approving the form or forms and terms of such Debentures;


          (2) a Company Order requesting the authentication and delivery of such Debentures and stating the identity of the Trust and the aggregate liquidation amount of the Trust Securities to be issued concurrently with such Debentures;


          (3) unless previously delivered, this Indenture or a supplemental indenture hereto setting forth the form of such Debentures and establishing the terms thereof;

          (4) the Debentures of such series, executed on behalf of the Company in accordance with Section 2.04(a) hereof;

          (5)  an Opinion of Counsel to the effect that:

                  (i) the form or forms of such Debentures have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

                 (ii) such Debentures, when authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                (iii) that this Indenture or any supplemental indenture referred to in clause (3) above has been duly authorized, executed and delivered by the Company and is a valid instrument legally binding upon the Company, enforceable in accordance with its terms, subject as to enforcement to laws relating to or affecting creditors' rights, including, without limitation, bankruptcy and insolvency laws and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                 (iv) that all consents, approvals and orders of any commission, governmental authority or agency required in connection with the issuance and delivery of such Debentures have been obtained.

          (e) an Officer's Certificate certifying that no Default or Event of Default has occurred and is continuing.

          (f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Trustee shall pay any authenticating agent appointed by the Trustee reasonable compensation for its services and the Trustee shall be reimbursed for such payment by the Company pursuant to Section

7.07 hereof. The provisions set forth in Section 7.02, Section 7.03, Section
7.04 and Section 7.07 hereof shall be applicable to any authenticating agent.

          SECTION 2.05   Registrar and Paying Agent.
                         --------------------------

          The Company shall maintain or cause to be maintained, within or outside the State of New Jersey, an office or agency where the Debentures may be presented for registration of transfer or for exchange ("Registrar"), a Paying Agent at whose office the Debentures may be presented or surrendered for payment, and an office or agency where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Debentures and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term Registrar includes any additional registrar and the term Paying Agent includes any additional paying agent. The corporate office of the Trustee in Newark, New Jersey, shall initially be the Registrar for the Series A Debentures and agent for service of notice or demands on the Company, and the Trustee shall initially be the Paying Agent for the Series A Debentures.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar (if not the Company or the Trustee or an affiliate of the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall give prompt written - notice to the Trustee and to the Holders of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
11.02 hereof. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices or demands, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. The Company or any Affiliate of the Company may act Paying Agent, Registrar or co-Registrar or agent for service of notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee and to the Holders of any such designation or rescission and of any change in location of any such other office or agency.

          SECTION 2.06   Paying Agent to Hold Money in Trust.
                         -----------------------------------

          Except as otherwise provided herein, prior to or on each due date of the principal of and premium (if any) and interest on any Debenture, the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal, premium (if any) and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium (if any) and interest on the Debentures and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the request of the Trustee, forthwith pay to the Trustee all money so held in trust and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

          SECTION 2.07   Debentureholder Lists.
                         ---------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before the Record Date for each Interest Payment Date and at such other times as the Trustee may request in writing, within five Business Days of such request, a list, in such form as the Trustee may reasonably require of the names and addresses of Debentureholders.

          SECTION 2.08   Transfer and Exchange.
                         ---------------------

          When Debentures are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Debentures of the same series of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Debentures, all at the Registrar's request.

          Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or his attorney duly authorized in writing.

          The Company shall not require payment of a service charge for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of the transfer or exchange of Debentures from the Debentureholder requesting such transfer or exchange (other than any exchange of a temporary Debenture for a definitive Debenture not involving any change in ownership).

          The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) any Debenture for a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Debentures and ending at the close of business on the day of such mailing or (b) any Debenture selected, called or being called for redemption, except, in the case of any Debenture to be redeemed in part, the portion thereof not to be redeemed.

          SECTION 2.09   Replacement Debentures.
                         ----------------------

          If (a) any mutilated Debenture is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company and the Trustee such Debenture or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute in exchange for any such mutilated Debenture or in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of the same series and of like tenor and principal amount, bearing a number not contemporaneously outstanding, and the Trustee shall authenticate and make such new Debenture available for delivery.

          In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Debenture, pay or purchase such Debenture, as the case may be.

          Upon the issuance of any new Debentures under this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.


          Every new Debenture issued pursuant to this Section 2.09 in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company (whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable) and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Debentures duly issued hereunder.


          The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

          SECTION 2.10   Outstanding Debentures; Determinations of Holders'
                         --------------------------------------------------
                         Action.
                         ------

          Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those mutilated, destroyed, lost or stolen Debentures referred to in Section 2.09 hereof, those redeemed by the Company pursuant to
Article 3 hereof, and those described in this Section 2.10 as not outstanding. A Debenture does not cease to be outstanding because the Company or a Subsidiary or Affiliate thereof holds the Debenture; provided, however, that in determining whether the Holders of the requisite principal amount of Debentures have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or a Subsidiary or Affiliate (other than any Trust so long as any of the Preferred Securities of such Trust are outstanding) shall be disregarded and deemed not to be outstanding.

          Subject to the foregoing, only Debentures outstanding at the time of such determination shall be considered in any such determination (including determinations pursuant to Articles 3, 6 and 9).

          If a Debenture is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

          If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at the Stated Maturity Date or on a Redemption Date, money sufficient to pay the Debentures payable on that date, then immediately on the Stated Maturity Date or such Redemption Date, as the case may be, such Debentures shall cease to be outstanding, and interest, if any, on such Debentures shall cease to accrue.

          SECTION 2.11   Temporary Debentures.
                         --------------------

          The Company may execute temporary Debentures, and upon the Company's Order, the Trustee shall authenticate and make such temporary Debentures available for delivery. Temporary Debentures shall be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, in the same series and principal amount and of like tenor as the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers of the Company executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.

          After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures of the same series upon surrender of the temporary Debentures at the office or agency of the Company designated for such purpose pursuant to

Section 2.05 hereof, without charge to the Holders thereof. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute a like principal amount of definitive Debentures of the same series of authorized denominations, and the Trustee, upon receipt of a Company Order, shall authenticate and make such Debentures available for delivery in exchange therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

          SECTION 2.12   Book-Entry System.
                         -----------------

          In order to utilize a book-entry-only system for all or any portion of the Debentures of any series, all or a portion of the Debentures of any series may be issued in the form of one or more fully registered Debentures of the same series for the aggregate principal amount of such Debentures of each Issue Date, interest rate and Stated Maturity Date (a "global Debenture"), which global Debenture shall be registered in the name of the depositary (the "Depositary") selected by the Company or in the name of such Depositary's nominee. Each global Debenture shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.12 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary."

          Notwithstanding any other provision of this Section 2.12 or of Section
2.08 hereof, a global Debenture may be transferred in whole but not in part and in the manner provided in Section 2.08 hereof, only by a nominee of the Depositary for such series, or by the Depositary or any such nominee of a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

          If (i) at any time the Depositary for global Debentures of any series of Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such global Debentures or if at any time the Depositary for such global Debentures shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such global Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) the Company determines in its sole discretion, that the Debentures of any series shall no longer be represented by one or more global Debentures and delivers to the Trustee an Officer's Certificate evidencing such determination or (iii) an Event of Default occurs and is continuing, then the provisions of this Section 2.12 shall no longer apply to the Debentures of such series. In such event, the Company will execute and the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver Debentures of such series and of like tenor in definitive registered form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the global Debentures of such series in exchange for such global Debentures. Upon the exchange of global Debentures for such Debentures in definitive registered form without coupons, in authorized denominations, the global Debentures shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for global Debentures pursuant to this Section 2.12 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered.


          Except as provided above, owners of beneficial interests in a global Debenture shall not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the Holders thereof for any purpose under this Indenture.

          Members of or participants in the Depositary shall have no rights under this Indenture with respect to any global Debenture held on their behalf by the Depositary, and such Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the Holder of such global Debentures for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its members or participants, the operation of customary practices governing exercise of the rights of a Holder of any Debenture, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

          SECTION 2.13   Cancellation.
                         ------------

          All Debentures surrendered for payment, redemption by the Company pursuant to Article 3 hereof or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and made available for delivery hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. The Company may not reissue or issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section 2.13, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be destroyed by the Trustee, and the Trustee shall deliver a certificate of destruction to the Company.

                                    ARTICLE 3
                                   REDEMPTION

          SECTION 3.01   Redemption: Notice to Trustee.
                         -----------------------------

          (a) The Series A Debentures are subject to redemption prior to maturity as provided therein.

          (b) The redemption terms for any additional series of Debentures shall be as specified in the supplemental indenture creating such series of Debentures.

          (c)  If any or all of the Debentures are to be redeemed pursuant to
Section 3.01 (a) or (b) hereof, the Company shall deliver to the Trustee at least 45 days prior to the Redemption Date a Company Order specifying the series and principal amount of Debentures to be redeemed and the Redemption Date and Redemption Price for such Debentures. Such Company Order shall be accompanied by a Board Resolution authorizing such redemption. If the Debentures of a series are held by a Trust, the Company shall also deliver a copy of such Company Order to the Property Trustee for such Trust.

          SECTION 3.02   Selection of Debentures to be Redeemed.
                         --------------------------------------

          If less than all the outstanding Debentures of a series are to be redeemed at any time, the Trustee shall select the Debentures of such series to be redeemed by lot or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Debentures of such series not previously called for redemption. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be redeemed.

          SECTION 3.03   Notice of Redemption.
                         --------------------

          At least 30 days but not more than 60 days before the Redemption Date, the Trustee, in the Company's name and at the Company's expense, shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Debentures to be redeemed at such Holder's last address as it appears in the Register.

          The notice of redemption shall identify the Debentures to be redeemed, the provision of the Debentures or this Indenture pursuant to which the Debentures called for redemption are being redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the name and address of the Paying Agent;

          (4) that payment of the Redemption Price of Debentures called for redemption will be made only upon surrender of such Debentures to the Paying Agent;

          (5) if fewer than all the outstanding Debentures of any series are to be redeemed, the identification and principal amounts of the particular Debentures to be redeemed and that, on and after the Redemption Date, upon surrender of such Debentures, a new Debenture or Debentures of the same series and of like tenor and in a principal amount equal to the unredeemed portion thereof will be issued; and


          (6) that, unless the Company defaults in paying the Redemption Price of the Debentures called for redemption, plus accrued interest thereon to the Redemption Date, interest will cease to accrue on such Debentures on and after the Redemption Date.


          Any notice of redemption given in the manner provided herein shall be conclusively presumed to have been given, whether or not such notice is actually received. Failure to mail any notice or defect in the mailed notice or the mailing thereof in respect of any Debenture shall not affect the validity of the redemption of any other Debenture.

          SECTION 3.04   Effect of Notice of Redemption.
                         ------------------------------


          After notice of redemption has been given, Debentures called for redemption shall become due and payable on the Redemption Date and at the Redemption Price and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price and accrued interest), such Debentures shall cease to bear interest. Upon the later of the Redemption Date and the date such Debentures are surrendered to the Paying Agent, such Debentures shall be paid at the Redemption Price, plus accrued interest to the Redemption Date, provided that installments of interest on Debentures with an Interest Payment Date which is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the Regular Record Dates therefor according to their terms and provisions.


          SECTION 3.05   Deposit of Redemption Price.
                         ---------------------------

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is the Paying Agent, shall segregate and hold in trust or cause such Affiliate to segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed on that Redemption Date. The Paying Agent shall return to the Company any money in excess of the amount sufficient to pay the Redemption Price of, and accrued interest on, all Debentures to be redeemed and any interest accrued on the amount deposited pursuant to this Section 3.05.

          SECTION 3.06   Debentures Redeemed in Part.
                         ---------------------------

          Upon surrender of a Debenture that is redeemed in part, the Trustee shall authenticate for the Holder a new Debenture of the same series and in a principal amount equal to the unredeemed portion of such Debenture.


                                    ARTICLE 4
                                    COVENANTS

          SECTION 4.01   Payment of Debentures.
                         ---------------------


          (a) The Company shall pay the principal of and premium, if any, and interest (including interest accruing during an Extension Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on the Debentures on or prior to the dates and in the manner provided in such Debentures or pursuant to this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable due date if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of such installment then due. With respect to any Debenture, the Company shall pay interest on overdue principal and interest on overdue installments of interest (including interest accruing during an Extension Period and/or on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding), to the extent lawful, at the rate per annum borne by such Debenture, compounded quarterly. Interest on overdue interest shall accrue from the date such amounts become overdue.

          (b) Notwithstanding the provisions of Section 4.01(a) hereof or any other provision herein to the contrary, the Company shall have the right in its sole and absolute discretion at any time and from time to time while the Debentures of any series are outstanding, so long as no Event of Default with respect to such series of Debentures has occurred and is continuing, to defer payments of interest by extending the interest payment period for such series of Debentures for the Extension Period, if any, for such series of Debentures, provided that such Extension Period shall not extend beyond the Stated Maturity Date or Redemption Date of any Debenture of such series, and provided further that at the end of each Extension Period the Company shall pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law at the rate per annum borne by such Debentures). Prior to the termination of an Extension Period, the Company may shorten or may further extend the interest payment period for such series of Debentures, provided that such Extension Period together with all such previous and further extensions may not exceed the maximum duration of the Extension Period for such series of Debentures or extend beyond the Stated Maturity Date or Redemption Date of any Debenture of such series. The Company shall give the Trustee notice of the Company's election to begin an Extension Period for any series of Debentures and any shortening or extension thereof at least one Business Day prior to the date the notice of the record or payment date of the related distribution on the Preferred Securities issued by the Trust which is the Holder of the Debentures of such series or the date payment of interest on such Debentures is required to be given to any national securities exchange on which such Preferred Securities or Debentures are then listed or other applicable self-regulatory organization, but in any event not less than two Business Days prior to the Record Date fixed by the Company for the payment of such interest. The Company shall give or cause the Trustee to give notice (a form of which shall be provided by the Company to the Trustee) of the Company's election to begin an Extension Period to the Holders by first class mail, postage prepaid.


          SECTION 4.02   Prohibition Against Dividends. etc.
                         -----------------------------------

          The Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock (i) during an Extension Period, (ii) if at such time there shall have occurred and is continuing any Default or Event of Default, or (iii) if the Company shall be in default with respect to its payment or other obligations under any Guarantee Agreement.

          SECTION 4.03   SEC Reports.
                         -----------

          The Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of Section 314(a) of the TIA.

          SECTION 4.04   Compliance Certificates.
                         -----------------------

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, an Officer's Certificate stating whether or not the signer knows of any Default or Event of Default. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.04(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If such Officer does know of such a Default or Event of Default, the Officer's Certificate shall describe any such Default or Event of Default, and its status. Such Officer's Certificate need not comply with Sections 11.04 and 11.05 hereof.

          (b) The Company shall deliver to the Trustee any information reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

          SECTION 4.05   Further Instruments and Acts.
                         ----------------------------

          Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.06   Payments for Consents.
                         ---------------------

          Neither the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid or agreed to be paid to all Holders of the Debentures who so consent, waive or agree to amend in the time frame set forth in the documents soliciting such consent, waiver or agreement.

          SECTION 4.07   Payment of Expenses of Trust I.
                         ------------------------------


          The Company covenants for the benefit of the Holders of the Series A Debentures to pay all of the obligations, costs and expenses of Trust I in accordance with Section 2.03(b) of the Trust I Agreement and to pay the taxes of Trust I in accordance with Section 2.03(c) of the Trust I Agreement in order to permit Trust I to make distributions on and redemptions of the Series A Preferred Securities in accordance with Article IV of the Trust I Agreement.

                                   ARTICLE 5
                              SUCCESSOR CORPORATION

          SECTION 5.01   When the Company May Merge, Etc.
                         -------------------------------

          The Company may not consolidate with or merge with or into, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to, any Person unless:

          (1) the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made (the "Successor") if other than the Company, (a) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and (b) shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and the Indenture;

          (2) immediately prior to and after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Subsidiary as a result of such transaction as having been incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

          (3) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture comply with this Indenture.

          The Successor will be the successor to the Company, and will be substituted for, and may exercise every right and power and become the obligor on the Debentures with the same effect as if the Successor had been named as the Company herein but, in the case of a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company, the predecessor Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Debentures.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

          SECTION 6.01   Events of Default.
                         -----------------

          An "Event of Default" occurs with respect to the Debentures of any series if one of the following shall have occurred and be continuing:

          (1) The Company defaults in the payment, when due and payable, of (a) interest on any Debenture of that series and the default continues for a period of 30 days; provided, that during an Extension Period for the Debentures of that series, failure to pay interest on the Debentures of that series shall not constitute a Default or Event of Default hereunder, or (b) the principal of or premium, if any, on any Debentures of that series when the same becomes due and payable on the Stated Maturity Date thereof, upon acceleration, on any Redemption Date, or otherwise;

          (2) The Company defaults in the performance of or fails to comply with any of its other covenants or agreements in the Debentures of that series or this Indenture or in any supplemental indenture under which the Debentures of that series may have been issued and such failure continues for 60 days after receipt by the Company of a "Notice of Default";

          (3)  The Company, pursuant to or within the meaning of any Bankruptcy
Law:

               (a)  commences a voluntary case or proceeding;

               (b) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days;

               (d)  makes a general assignment for the benefit of its creditors;
                    or

               (e) admits in writing its inability to pay its debts generally as they become due; or

          (4) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company in an involuntary case or proceeding;

               (b) appoints a Custodian of the Company for all or substantially all of its properties;

               (c)  orders the liquidation of the Company;

               (d) and in each case the order or decree remains unstayed and in effect for 60 days.

          The foregoing will constitute an Event of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11 of the United States Code, or any similar federal or state law for the relief of debtors. "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (2) above is not an Event of Default until (i) the Trustee provides a "Notice of Default" to the Company or the Holders of at least 25% in aggregate principal amount of the Debentures of that series at the time outstanding or, if that series of Debentures is held by a Trust, the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities of that Trust provide a "Notice of Default" to the Company and the Trustee and (ii) the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          SECTION 6.02   Acceleration.
                         ------------


          If any Event of Default with respect to the Debentures of any series other than an Event of Default under clause (3) or (4) of Section 6.01 hereof occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures of that series then outstanding may declare the principal of all the Debentures of that series due and payable, provided that in the case of a series of Debentures then held by a Trust, if upon an Event of Default with respect to the Debentures of that series the Trustee has or the Holders of at least 25% in aggregate principal amount of the Debentures of that series have failed to declare the principal of the Debentures of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities of that Trust shall have such right by a notice in writing to the Company and the Trustee. If an Event of Default specified in clause (3) or (4) of Section 6.01 hereof occurs, the principal of and interest on all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders. Upon such an acceleration, such principal, together with all interest accrued thereon, shall be due and payable immediately.


          The Holders of at least a majority in aggregate principal amount of the Debentures of that series at the time outstanding, in each case, by notice to the Trustee, may rescind such an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of

Debentures have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration, provided that if the principal of a series of Debentures has been declared due and payable by the holders of the Preferred Series of a Trust, no rescission of acceleration will be effective unless consented to by the holders of at least a majority in aggregate liquidation amount of the Preferred Securities of that Trust. No such rescission shall affect any subsequent Default or impair any right consequent thereto.





          SECTION 6.03   Other Remedies.
                         --------------

          If an Event of Default occurs and is continuing, the Trustee may, in its own name or as trustee of an express trust, institute, pursue and prosecute any proceeding, including, without limitation, any action at law or suit in equity or other judicial or administrative proceeding to collect the payment of principal of or premium, if any, or interest on the Debentures of the series that is in default, to enforce the performance of any provision of the Debentures of that series or this Indenture or to obtain any other available remedy.

          The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of the Debentures in the proceeding. A delay or omission by the Trustee, any Debentureholder or the holders of Preferred Securities in exercising any right or remedy accruing upon an Event of Default shall not impair such right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04   Waiver of Past Defaults.
                         -----------------------


          If a Default or Event of Default with respect to a series of Debentures has occurred and is continuing, the Holders of at least a majority in aggregate principal amount of the Debentures of that series at the time outstanding, or, if that series of Debentures is held by a Trust, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities of that Trust, in each case by notice to the Trustee and the Company, may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any Debenture of that series. When a Default or Event of Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

          SECTION 6.05   Control by Majority.
                         -------------------


          The Holders of at least a majority in aggregate principal amount of the Debentures of each series affected (with each such series voting as a class) or, if that series of Debentures is held by a Trust, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities of that Trust, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Debentureholders or may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, including withholding notice to the Holders of the Debentures of continuing default (except in the payment of the principal of (other than any mandatory sinking fund payment) or premium, if any, or interest on any Debentures) if the Trustee considers it in the interest of the Holders of the Debentures to do so.


          SECTION 6.06   Limitation on Suits.
                         -------------------


          Except as provided in Section 6.07 hereof, no holder of Debentures or holder of Preferred Securities of the Trust which is the Holder of that series of Debentures may pursue any remedy with respect to this Indenture or the Debentures unless:

          (1) the Holders of Debentures or the holders of such Preferred Securities give to the Trustee written notice stating that an Event of Default with respect to the corresponding Debentures is continuing;

          (2) the Holders of at least 25% in aggregate principal amount of the Debentures of that series or the holders of at least 25% in aggregate liquidation amount of such Preferred Securities make a written request to the Trustee to pursue a remedy;

          (3) the Holders of Debentures or the holders of such Preferred Securities provide to the Trustee reasonable security and indemnity against any loss, liability or expense satisfactory to the Trustee;


          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security and indemnity; and


          (5) during such 60 day period, the Holders of at least a majority in aggregate principal amount of the Debentures of that series or the holders of at least a majority in aggregate liquidation amount of such Preferred Securities do not give the Trustee a direction inconsistent with the request.

          A Holder of Debentures or a holder of Preferred Securities may not use this Indenture to prejudice the rights of another Debentureholder or a holder of Preferred Securities or to obtain a preference or priority over another Debentureholder or holder of Preferred Securities.

          SECTION 6.07   Rights of Holders to Receive Payment.
                         ------------------------------------


          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and premium (if any) or interest on the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures (in the case of interest, as the same may be extended pursuant to Section 4.01(b) hereof) or any Redemption Date, is absolute and unconditional and such right and the right to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected adversely without the consent of such Holder. If the Debentures of a series are then held by a Trust, each holder of Preferred Securities of such Trust shall have the right to bring suit for the enforcement of payment of Debentures of such series in a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.


          SECTION 6.08   Collection Suit by the Trustee.
                         ------------------------------

          If an Event of Default described in Section 6.01(1) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any obligor on the Debentures for the whole amount owing with respect to the Debentures and the amounts provided for in Section 7.07 hereof.

          SECTION 6.09   The Trustee May File Proofs of Claim.
                         ------------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or its properties or assets, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (1) to file and prove a claim for the whole amount of the principal of and premium, if any, and interest on the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10   Priorities.
                         ----------

          If the Trustee collects any money pursuant to this Article 6, it shall, subject to Article 10 hereof, pay out the money in the following order:

     FIRST:    to the Trustee for amounts due under Section 7.07 hereof;

     SECOND: to Holders of Debentures in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Debentures for the principal amount, Redemption Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on such Debentures; and

     THIRD:    the balance, if any, to the Company.


          Except as otherwise set forth in the Debentures, the Trustee may fix a Record Date and payment date for any payment to Debentureholders pursuant to this Section 6.10.


          SECTION 6.11   Undertaking for Costs.
                         ---------------------


          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of Debentures or holder of Preferred Securities pursuant to Section 6.07 hereof or a suit by Holders of Debentures of more than 10% in aggregate principal amount of the Debentures of any series or, if a series of Debentures is held by a Trust, the holders of more than 10% in aggregate liquidation amount of the Preferred Securities of that Trust.

          SECTION 6.12   Waiver of Stay; Extension or Usury Laws.
                         ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of or premium, if any, or interest on the Debentures as contemplated herein or affect the covenants or the performance by the Company of its obligations under this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7
                                   THE TRUSTEE

          SECTION 7.01   Duties of the Trustee.
                         ---------------------

          (a) If an Event of Default occurs and is continuing with respect to the Debentures of any series, the Trustee shall exercise the rights and powers vested in it by this Indenture with respect to that series and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default with respect to the Debentures of any series, (i) the Trustee need perform only those duties with respect to that series that are specifically set forth in this Indenture or the TIA and no others; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

             (i) this Section 7.01(c) does not limit the effect of Section 7.01(b) hereof;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), (c) and (e) and Section 7.02 hereof.

          (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives security and indemnity reasonably satisfactory to it against any loss, liability or expense (including reasonable counsel fees).

          (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided in Section 3.05 and Section 8.01 hereof, the Trustee shall not be liable for interest on any money held by it hereunder.

          SECTION 7.02   Rights of the Trustee.
                         ---------------------

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and, if appropriate, an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate and Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities (including reasonable counsel fees) which might be incurred by it in compliance with such request or direction.

          SECTION 7.03   Individual Rights of the Trustee.
                         --------------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

          SECTION 7.04   The Trustee's Disclaimer.
                         ------------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures. The Trustee shall not be accountable for the Company's use of the proceeds from the Debentures, and the Trustee shall not be responsible for any statement in this Indenture or the Debentures or any report or certificate issued by the Company hereunder or any registration statement relating to the Debentures (other than the Trustee's Certificate of Authentication and the Trustee's Statement of Eligibility on Form T-1), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

          SECTION 7.05   Notice of Defaults.
                         ------------------


          If a Default occurs and is continuing with respect to the Debentures of any series and if it is known to the Trustee, the Trustee shall mail to each Holder of a Debenture of that series notice of the Default within 90 days after it becomes known to the Trustee unless such Default shall have been cured or waived. Except in the case of a Default described in Section 6.01(1) hereof, the Trustee may withhold such notice if and so long as a committee of Trust Officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Debentures of that series. The Trustee shall not be charged with knowledge of any Default (except in the case of a Default under Section 6.01(1) hereof) unless a responsible Trust Officer assigned to the Corporate Trust Department of the Trustee shall have actual knowledge of the Default. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b). Said proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.


          SECTION 7.06   Reports by Trustee to Holders.
                         -----------------------------

          Within 60 days after each May 31, beginning with the May 31 next following the date of this Indenture, the Trustee shall mail to each Debentureholder, and such other holders that have submitted their names to the Trustee for such purpose, a brief report dated as of such May 31 in accordance with and to the extent required under TIA Section 313.

          A copy of each report at the time of its mailing to Debentureholders shall be filed with the Company, the SEC and any securities exchange on which the Debentures are listed. The Company agrees to promptly notify the Trustee whenever the Debentures become listed on any securities exchange and of any listing thereof.

          SECTION 7.07   Compensation and Indemnity.
                         --------------------------

          The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) to reimburse the Trustee upon its request for reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, and advances of its agents and counsel, provided that prior to any Event of Default, the Trustee shall only have one counsel), including all reasonable expenses and advances incurred or made by the Trustee in connection with any Event of Default or any membership on any creditors' committee, except any such expense or advance as may be attributable to its negligence or bad faith; and


          (3) to indemnify the Trustee, its officers, directors and shareholders, for, and to hold it harmless against, any and all loss, liability or expense, incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          Before, after or during an Event of Default with respect to the Debentures of a series, the Trustee shall have a claim and lien prior to the Debentures of that series as to all property and funds held by it hereunder for any amount owing it for its fees and expenses or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held by the Trustee or any Paying Agent in trust for the payment of principal of or premium, if any, or interest on particular Debentures pursuant to Section 2.06 or Section 8.01 hereof.


          The Company's payment obligations pursuant to this Section 7.07 are not subject to Article 10 of this Indenture and shall survive the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in

Section 6.01 hereof, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.08   Replacement of Trustee.
                         ----------------------

          The Trustee may resign at any time, by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee, which shall be subject to the consent of the Company unless an Event of Default has occurred and is continuing. The Trustee shall resign if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of act .

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. Subject to payment of all amounts owing to the Trustee under Section 7.07 hereof and subject further to its lien under Section 7.07, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the Company or the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Debentureholder may petition any court of competent jurisdiction for its removal and the appointment of a successor Trustee.

          SECTION 7.09   Successor Trustee by Merger.
                         ---------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          SECTION 7.10   Eligibility: Disqualification.
                         -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(a)(2). The Trustee (or any Affiliate thereof which has unconditionally guaranteed the obligations of the Trustee hereunder) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition. The Trustee shall comply with TIA Section 310(b). In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) and the Trustee's Statement of Eligibility on Form
T-1 shall be deemed incorporated herein.

          SECTION 7.11   Preferential Collection of Claims Against the Company.
                         -----------------------------------------------------

          If and when the Trustee shall be or become a creditor of the Company, the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company.


                                    ARTICLE 8
                    SATISFACTION AND DISCHARGE OF INDENTURE;
               DEFEASANCE OF CERTAIN OBLIGATIONS; UNCLAIMED MONEYS

          SECTION 8.01   Satisfaction and Discharge of Indenture.
                         ---------------------------------------

          The Company shall be deemed to have paid and discharged the entire indebtedness on any series of the Debentures outstanding on the date the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee or any Paying Agent as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures of such series (1) cash (which may be held in an interest bearing account insured by the Federal Deposit Insurance Corporation) in an amount, or (2) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash, or (3) a combination thereof, sufficient to pay the principal of and premium, if any, and interest on all Debentures of such series then outstanding, provided that in the case of redemption, notice of redemption shall have been given or the Company shall have irrevocably instructed the Trustee to give such notice; and further provided that the following conditions shall have been met:

               (A) no Default or Event of Default with respect to the Debentures of such series has occurred and is continuing on the date of such deposit or occurs as a result of such deposit;

               (B) the Company has delivered to the Trustee an Officer's Certificate certifying that there does not exist (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default affecting Senior Indebtedness permitting its acceleration as the result of which the maturity of Senior Indebtedness has been accelerated;


               (C) the Company has delivered to the Trustee (i) either a private Internal Revenue Service ruling or an Opinion of Counsel to the effect that the Holders of the Debentures of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and an Opinion of Counsel to the effect that (A) the deposit shall not result in the Company, the Trustee or, if the Debentures of such series are held by a Trust, such Trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (B) such deposit creates a valid trust in which the Holders of the Debentures of such series have the sole beneficial interest or that the Holders of the Debentures of such series have a nonavoidable first priority security interest in such trust; and


               (D) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this provision have been complied with.

Upon such deposit, provisions of this Indenture with respect to such series of Debentures shall no longer be in effect (except as to (1) the rights of registration of transfer and exchange of Debentures of such series, (2) the replacement of apparently mutilated, defaced, destroyed, lost or stolen Debentures of such series, (3) the rights of the Holders of the Debentures of such series to receive payments of the principal thereof and premium, if any, and interest thereon, (4) the rights of the Holders of the Debentures of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (5) the obligation of the Company to maintain an office or agency for payments on and registration of transfer of the Debentures of such series, (6) the rights, obligations and immunities of the Trustee hereunder, and (7) the obligations of the Company to the Trustee for compensation and indemnity under Section 7.07 hereof; and the Trustee shall, at the request and expense of the Company, execute proper instruments acknowledging the same.

          SECTION 8.02   Application by Trustee of Funds Deposited for Payment
                         -----------------------------------------------------
                         of Debentures.
                         -------------

          Subject to Section 8.04 hereof, all moneys deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the Debentures of the series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.03   Repayment of Moneys Held by Paying Agent.
                         ----------------------------------------

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

          SECTION 8.04   Return of Moneys Held by the Trustee and Paying Agent
                         -----------------------------------------------------
                         Unclaimed for Three Years.
                         -------------------------

          Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of and premium, if any, or interest on the Debentures of any series and not applied but remaining unclaimed for three years after the date when such principal, premium, if any, or interest shall have become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holders of such Debentures shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

                                    ARTICLE 9
                                   AMENDMENTS

          SECTION 9.01   Without Consent of Holders.
                         --------------------------

          From time to time, when authorized by a resolution of the Board of Directors, the Company and the Trustee, without notice to or the consent of any Holders of the Debentures, may amend or supplement this Indenture:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2)  to comply with Article 5 hereof;

          (3) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

          (4) to make any other change that does not in the reasonable judgment of the Company adversely affect the rights of any Debentureholder;

          (5) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or


          (6) to set forth the terms and conditions, which shall not be inconsistent with this Indenture, of any series of Debentures (other than the Series A Debentures) that are to be issued hereunder and the form of Debentures of such series.


          SECTION 9.02   With Consent of Holders.
                         -----------------------

          The Company and the Trustee may amend this Indenture in any manner not permitted by Section 9.01 or may waive future compliance by the Company with any provisions of this Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby. Such an amendment or waiver may not, without the consent of each Holder of the Debentures affected thereby:

          (1)  reduce the principal amount of such Debentures;


          (2) reduce the principal amount of such Debentures the Holders of which must consent to an amendment of this Indenture or a waiver;


          (3) change the stated maturity of the principal of or the interest on or rate of interest of such Debentures;

          (4)  change adversely to the Holders the redemption provisions of
Article 3 hereof;

          (5) change the currency in respect of which the payments on such Debentures are to be made;

          (6) make any change in Article 10 hereof that adversely affects the rights of the Holders of the Debentures or any change to any other Section hereof that adversely affects their rights under Article 10 hereof; or

          (7)  change Section 6.07 hereof;

provided that, in the case of the outstanding Debentures of a series then held by a Trust, no such amendment shall be made that adversely affects the holders of the Preferred Securities of that Trust, and no waiver of any Event of Default with respect to the Debentures of that series or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Preferred Securities of that Trust or the holder of each such Preferred Security, as applicable.


          A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.


          It shall not be necessary for the consent of the Holders of Debentures or holders of Preferred Securities under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.


          If certain Holders agree to defer or waive certain obligations of the Company hereunder with respect to Debentures held by them, such deferral or waiver shall not affect the rights of any other Holder to receive the payment or performance required hereunder in a timely manner.

          After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or waiver.

          SECTION 9.03   Compliance with Trust Indenture Act.
                         -----------------------------------

          Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA.

          SECTION 9.04   Revocation and Effect of Consents; Waivers and Actions.
                         ------------------------------------------------------

          Until an amendment, waiver or other action by Holders becomes effective, a consent to it or any other action by a Holder of a Debenture hereunder is a continuing consent by the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same obligation as the consenting Holder's Debenture, even if notation of the consent, waiver or action is not made on such Debenture. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such

Holder's Debenture or portion of the Debenture if the Trustee receives the notice of revocation before the consent of the requisite aggregate principal amount of such Debentures then outstanding has been obtained and not revoked. After an amendment, waiver or action becomes effective, it shall bind every Holder of the Debentures of the related series, except as provided in Section
9.02 hereof.


          The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Persons entitled to consent to any amendment or waiver. If a Record Date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, only Holders of Debentures or holders of Preferred Securities, as applicable, on such Record Date or their duly designated proxies, and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date.


          SECTION 9.05   Notation on or Exchange of Debentures.
                         -------------------------------------

          Debentures of the related series authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this
Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for outstanding Debentures.

          SECTION 9.06   Trustee to Execute Supplemental Indentures.
                         ------------------------------------------

          The Trustee shall execute any supplemental indenture authorized pursuant to this Article 9 if the supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, execute it. In executing such supplemental indenture the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

          SECTION 9.07   Effect of Supplemental Indentures.
                         ---------------------------------

          Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Debentures of the related series theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.

                                   ARTICLE 10
                                  SUBORDINATION

          SECTION 10.01  Debentures Subordinated to Senior Indebtedness.
                         ----------------------------------------------


          Notwithstanding the provisions of Section 6.10 hereof or any other provision herein or in any Debenture, the Company and the Trustee and, by their acceptance thereof, the Holders of the Debentures (a) covenants and agrees that all payments by the Company of the principal of and premium, if any, and interest on the Debentures (other than Debentures which have been discharged pursuant to Article 8) shall be subordinated in accordance with the provisions of this Article 10 to the prior payment in full, in cash or cash equivalents, of all amounts payable on, under or in connection with Senior Indebtedness, and (b) acknowledges that holders of Senior Indebtedness are or shall be relying on this
Article 10.


          SECTION 10.02  Priority and Payment of Proceeds in Certain Events:
                         ---------------------------------------------------
                         Remedies Standstill.
                         -------------------

          (a) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on, under or in connection with Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders or the holders of Preferred Securities shall be entitled to receive from the Company any payment of principal of or premium, if any, or interest on the Debentures or distribution of any assets or securities.


          (b) No direct or indirect payment by or on behalf of the Company of principal of or premium, if any, or interest on the Debentures (other than Debentures which have been discharged pursuant to Article 8), whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, any the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness and the Trustee has received written notice thereof from the Company, from holders of Senior Indebtedness or from any trustee, representative or agent therefor, or (ii) any other default affecting Senior Indebtedness, as a result of which the maturity of Senior Indebtedness has been accelerated and the Trustee has received written notice from the Company, from holders of Senior Indebtedness or from any trustee, representative or agent therefor, and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

          (c) If, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of or premium, if any, or interest on the Debentures when such payment is prohibited by this Section 10.02 and before all amounts payable on, under or in connection with Senior Indebtedness are paid in full in cash or cash equivalents, then and in such event (subject to the provisions of Section 10.08 hereof) such payment or distribution shall be received and held in trust for the holders of Senior Indebtedness and, at the written direction of the trustee, representative or agent for the holders of the Senior Indebtedness, shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in cash or cash equivalents.

          Upon any payment or distribution of assets or securities referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making any such payment or distribution, delivered to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

          SECTION 10.03  Payments which May Be Made Prior to Notice.
                         ------------------------------------------

          Nothing in this Article 10 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 10.02 hereof, from making payments of principal of or premium, if any, or interest on the Debentures or from depositing with the Trustee any monies for such payments, or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of or premium, if any, or interest on the Debentures, to the Holders entitled thereto, unless at least one Business Day prior to the date when such payment would otherwise (except for the prohibitions contained in Section 10.02 hereof) become due and payable the Trustee shall have received the written notice provided for in Section 10.02(b)(i) or (ii) hereof.

          SECTION 10.04  Rights of Holders of Senior Indebtedness Not to Be
                         --------------------------------------------------
                         Impaired.
                         --------

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness. Notwithstanding anything to the contrary in this Article 10, to the extent any Holders or the Trustee have paid over or delivered to any holder of Senior Indebtedness any payment or distribution received on account of the principal of or premium (if any) or interest on the Debentures to which any other holder of Senior Indebtedness shall be entitled to share in accordance with Section 10.02 hereof, no holder of Senior Indebtedness shall have a claim or right against any Holders or the Trustee with respect to any such payment or distribution or as a result of the failure to make payments or distributions to such other holder of Senior Indebtedness.

          SECTION 10.05  Trustee May Take Action to Effectuate Subordination.
                         ---------------------------------------------------

          Each Holder of a Debenture, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be required by the trustee, representative or agent for holders of Senior Indebtedness or by the Company to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination as provided in this Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes.

          SECTION 10.06  Subrogation.
                         -----------

          Upon the payment in full, in cash or cash equivalents, of all Senior Indebtedness, any Holder shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on such Senior Indebtedness until the Debentures shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash property or securities to which such Holders of the Debentures would be entitled except for this Article 10, and no payment pursuant to this Article 10 to holders of such Senior Indebtedness by such Holders of the Debentures, shall, as between the Company, its creditors other than holders of such Senior Indebtedness and such Holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Article 10 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and such Holders of the Debentures, on the other hand.

          If any payment or distribution to which Holders of Debentures would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to this Article 10, to the payment of all Senior Indebtedness then and in such case such Holders of the Debentures shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay, in cash or cash equivalents, all such Senior Indebtedness in full.

          SECTION 10.07  Obligations of Company Unconditional: Reinstatement.
                         ---------------------------------------------------


          Nothing in this Article 10 or elsewhere in this Indenture or in any Debenture is intended to or shall impair, as between the Company and Holders of the Debentures, the obligations of the Company, which are absolute and unconditional, to pay to such Holders the principal of and premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of such Holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder of Debentures or holder of Preferred Securities, as applicable, from exercising all remedies otherwise permitted by applicable law under this Indenture, subject to the rights, if any, under this
Article 10 of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.


          The failure to make a scheduled payment of principal of or premium, if
any, or interest on the Debentures by reason of   Section 10.02 shall not be
construed as preventing the occurrence of an Event of Default under Section 6.01 hereof; provided, however, that if (i) the conditions preventing the making of such payment no longer exist, and (ii) such Holders of the Debentures are made whole with respect to such omitted payments, the Event of Default relating thereto (including any failure to pay any accelerated amounts) shall be automatically waived, and the provisions of the Indenture shall be reinstated as if no such Event of Default had occurred.

          SECTION 10.08  Trustee Entitled to Assume Payments Not Prohibited in
                         -----------------------------------------------------
                         Absence of Notice.
                         -----------------


          The Trustee or Paying Agent shall not be charged with the knowledge of the existence of any default in the payment of all or a portion of any Senior Indebtedness or any other default affecting Senior Indebtedness, as a result of which the maturity of the Senior Indebtedness has been accelerated, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee, representative or agent therefor or unless the Trustee or Paying Agent otherwise had actual knowledge thereof; and, prior to the receipt of any such written notice or actual knowledge of a responsible Trust Officer in the Corporate Trust Department of the Trustee or Paying Agent, the Trustee or Paying Agent may conclusively assume that no such facts exist.


          Unless at least one Business Day prior to the date when by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent for any purpose (including, without limitation, the payment of the principal of or premium, if any, or interest on any Debenture), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in Section 10.02 or a responsible Trust Officer in the Corporate Trust Department of the Trustee or Paying Agent shall have actual knowledge of default in the payment of all or a portion of any Senior Indebtedness or any other default affecting Senior Indebtedness as the result of which the maturity of the Senior Indebtedness has been accelerated, the Trustee or Paying Agent shall have full power and authority to receive and apply such monies to the purpose for which they were received. Neither of them shall be affected by any notice to the contrary, which may be received by either on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing in this Section 10.08 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.02 hereof. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of such Senior Indebtedness (or a trustee, representative or agent on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee, representative or agent on behalf of any such holder. The Trustee shall not be deemed to have any duty to the holders (and shall be fully protected in relying upon such notice) of Senior Indebtedness.


          SECTION 10.09  Right of Trustee to Hold Senior Indebtedness.
                         --------------------------------------------

          The Trustee and any Paying Agent shall be entitled to all of the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by them to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any Paying Agent of any of its rights as such holder.

                                   ARTICLE 11
                                  MISCELLANEOUS

          SECTION 11.01  Trust Indenture Act Controls.
                         ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, they are expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 11.02  Notices.
                         -------

          Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company:

               Public Service Electric and Gas Company
               80 Park Plaza, T6B
               P.O. Box 570
               Newark, New Jersey 07101
               Facsimile No.:
               Attention: Treasurer

          if to the Trustee:

               First Union National Bank
               765 Broad Street
               Newark, New Jersey 07101
               Facsimile No.
               Attention: Corporate Trust Department

          The Company or the Trustee, by giving notice to the other, may designate additional or different addresses for subsequent notices of communications. The Company shall notify the holder, if any, of Senior Indebtedness of any such additional or different addresses of which the Company receives notice from the Trustee.

          Any notice or communication given to a Debentureholder shall be mailed or delivered to the Debentureholder at the Debentureholder's address as it appears on the Register of the Registrar and shall be sufficiently given if mailed within the time prescribed.

          Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Debentureholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-Registrar.

          SECTION 11.03  Communication by Holders with Other Holders.
                         -------------------------------------------

          Debentureholders may communicate, pursuant to TIA Section 312(b), with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.04  Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officer's Certificate (complying with Section 11.05 hereof) stating that, in the opinion of such Officer, all conditions precedent to the taking of such action have been complied with; and


          (2)  if appropriate, an Opinion of Counsel (complying with Section
11.05 hereof) stating that, in the opinion of such counsel all such conditions precedent to the taking of such action have been complied with.


          SECTION 11.05  Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each Officer's Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each Person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

          SECTION 11.06  Severability Clause.
                         -------------------

          If any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.07  Rules by Trustee, Paying Agent and Registrar.
                         --------------------------------------------

          The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and Paying Agent may make reasonable rules for their functions.

          SECTION 11.08  Legal Holidays.
                         --------------

          A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action to be taken on such date shall be taken on the next succeeding day that is not a Legal Holiday, and if such action is a payment in respect of the Debentures, unless otherwise specified pursuant to Section 2.01 hereof no principal, premium (if any) or interest installment shall accrue for the intervening period; except that if any interest payment is due on a Legal Holiday and the next succeeding day is in the next succeeding calendar year, such payment shall be made on the Business Day immediately preceding such Legal Holiday.

          SECTION 11.09  Governing Law.
                         -------------

          This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New Jersey as applied to contracts made and performed within the State of New Jersey, without regard to its principles of conflicts of laws.

          SECTION 11.10  No Recourse Against Others.
                         --------------------------

          No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations their creation. By accepting a Debenture, each Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

          SECTION 11.11  Successors.
                         ----------

          All agreements of the Company in this Indenture and Debentures shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

          SECTION 11.12  Multiple Original Copies of this Indenture.
                         ------------------------------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Indenture.

          SECTION 11.13  No Adverse Interpretation of Other Agreements.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.14  Table of Contents: Headings. Etc.
                         --------------------------------

          The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 11.15  Benefits of the Indenture.
                         -------------------------


          Except as otherwise expressly provided herein with respect to holders of Senior Indebtedness and holders of Preferred Securities, nothing in this Indenture or in the Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                   SIGNATURES


          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                   PUBLIC SERVICE ELECTRIC AND
                                     GAS COMPANY


                                   By:
                                      ------------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Title:
                                          --------------------------------------



                                   FIRST UNION NATIONAL BANK,
                                   as Trustee

                                   By:
                                      ------------------------------------------

                                   Name:
                                         ---------------------------------------

                                   Title:
                                          --------------------------------------

                                    Exhibit A

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                 _% Deferrable Interest Subordinated Debenture,
                                    Series A


No. __

          Public Service Electric and Gas Company, a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of __________ Dollars on __________, ____, and to pay interest on said principal sum from __________, ____ or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31, commencing June 30, 1996 (each, an "Interest Payment Date") at the rate of ___% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than thirty days, interest will be computed on the basis of the actual number of days elapsed in such period. In the event that any Interest Payment Date is not a Business Day, then interest will be payable on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest installment, which shall be the 15th day (whether or not a Business Day) of the last month of each quarter, provided that if all of the Series A Debentures (as defined below) are then held by PSE&G Capital Trust I (the "Trust") or the Series A Debentures are held in book-entry-only form, the Regular Record Date shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date to be fixed by the Trustee (as defined below) for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Series A Debentures not less than 7 days prior to such Special Record Date, as more fully provided in the Indenture.

          Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest on an Interest Payment Date will be made by check mailed to the Holder hereof at the address shown in the Register or, at the option of the Holder hereof, to such other place in the United States of America as the Holder hereof shall designate to the Trustee in writing. At the request of a Holder of at least $10,000,000 aggregate principal amount of Series A Debentures, interest on such Debentures will be payable by wire transfer within the continental United States in immediately available funds to the bank account number specified in writing by such Holder to the Registrar prior to the Regular Record Date.

          The principal amount hereof and any interest due on the Stated Maturity Date or a Redemption Date (other than an Interest Payment Date) will be paid only upon surrender of this Debenture at the principal corporate office of First Union National Bank, Paying Agent, in Newark, New Jersey, or at such other office or agency of the Paying Agent as the Company shall designate by written notice to the Holder of this Debenture.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. The Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder of this Debenture, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Series A Debentures"), specified in the Indenture, limited in aggregate principal amount to $______ , issued under and pursuant to an Indenture dated as June 1, 1996 (the "Indenture") executed and delivered between the Company and First Union National Bank, as trustee (the "Trustee"). The Series A Debentures are initially being issued to the Trust, to be held on behalf of the Trust by its property trustee (the "Property Trustee"). Concurrently with the issuance of the Series A Debentures, the Trust is issuing its trust securities, representing undivided beneficial interests in the assets of the Trust and having an aggregate liquidation amount equal to the principal amount of the Series A Debentures, including the Trust's ____% Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities"). By the terms of the Indenture, Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. Reference is made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and Holders of the Debentures. Each term used in this Debenture which is defined in the Indenture and not defined herein shall have the meaning assigned to it in the Indenture.


          At the option of the Company, the Series A Debentures are redeemable prior to maturity (i) at any time on or after __________, 2001, in whole or in part, and (ii) if a Special Event shall occur and be continuing, in whole (but not in part), in each case at 100% of the principal amount thereof plus accrued interest to the Redemption Date. A "Special Event" shall mean either a "Tax Event" or an "Investment Company Event." "Tax Event" shall mean that the Company shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof and which must be acceptable to the Property Trustee of the Trust) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such interpretation or pronouncement is announced on or after the date of original issuance of Preferred Securities, there is more than an insubstantial risk that (i) the Trust is subject to United States Federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Company to the Trust on the Series A Debentures will not be deductible for United States Federal income tax purposes or (iii) the Trust is subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. "Investment Company Event" shall mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.


          At least 30 days but not more than 60 days before the Redemption Date, the Trustee shall mail or caused to be mailed a notice of redemption by first-class mail, postage prepaid, to each Holder of Series A Debentures to be redeemed.

          In the event of redemption of this Debenture in part only, a new Series A Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default with respect to the Series A Debentures occurs and is continuing, the principal of and interest on the Series A Debentures may (and, in certain circumstances, shall) be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

          Subject to certain exceptions in the Indenture which require the consent of every Holder, the Company and the Trustee may amend the Indenture or may waive future compliance by the Company with any provisions of the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures of each series affected thereby, provided that if the Series A Debentures are held by the Trust, no such amendment or waiver that adversely affects the holders of the Preferred Securities shall be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities. Subject to certain exceptions in the Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Indenture to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Debentures and the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that, in the reasonable judgment of the Company, does not adversely affect the rights of any Debentureholder. Amendments bind all Holders and subsequent Holders.

          No reference herein to the Indenture and no provision of this Debenture or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.


          So long as no Event of Default with respect to the Series A Debentures has occurred and is continuing, the Company shall have the right at any time and from time to time to extend the interest payment period of the Series A Debentures for up to 20 consecutive quarters (the "Extension Period"), provided that no Extension Period shall extend beyond the Stated Maturity Date or Redemption Date of any Series A Debenture. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series A Debentures, compounded quarterly, to the extent that payment of such interest is enforceable under applicable law). During such Extension Period, the Company may not declare or pay any dividend on, redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such Extension Period, together with all such previous and further extensions, shall not exceed 20 consecutive quarters and shall not extend beyond the Stated Maturity Date or Redemption Date of any Series A Debenture. At the termination of any such Extension Period and upon the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing restrictions.

          Series A Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Series A Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the Holder hereof upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer inform satisfactory to the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent and any Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          This Debenture shall not be valid until an authorized signatory of the Trustee manually signs and dates the Trustee's Certificate of Authentication below.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                   PUBLIC SERVICE ELECTRIC AND
                                     GAS COMPANY


                                   By
                                     -------------------------------------------

[SEAL]                             Name:
                                   Title:


Attest:


_______________________
(Assistant) Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures, of the series designated, referred to in the within-mentioned Indenture.

FIRST UNION NATIONAL BANK, as Trustee



By: ____________________________
     Authorized Signatory

Dated: __________________________

                                 ASSIGNMENT FORM

          To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to:


- --------------------------------------------------------------------------------
     (Insert assignee's social security or tax I.D. number)


- --------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________ agent to transfer this Debenture on the books of the Register. The agent may substitute another to act for him.

Dated: _______________        Signature:
                                         ---------------------------------------
                              (Sign exactly as your name appears on the other side of this Debenture)

Signature Guaranty: ____________________